                                 EXHIBIT 11(b)

                      Consent of Coopers & Lybrand L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our Firm under the caption "Financial
Highlights" in the Prospectuses relating to The Highmark Group (comprising respectively, the Diversified Obligations Fund, U.S. Government Obligations Fund, 100% U.S. Treasury Obligations Fund, California Tax-Free Fund, Tax-Free Fund, Bond Fund, Government Bond Fund, Income Equity Fund, Balanced Fund, Growth Fund, and Income & Growth Fund) in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (File No. 33-12608).



                                COOPERS & LYBRAND L.L.P.


Columbus, Ohio
November 8, 1996